                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                            Contact:
---------------------                            Samuel Cypert
                                                 313-792-6646



                 MASCO CORPORATION REPORTS FIRST QUARTER RESULTS

                         MASCO CORPORATION HIGHLIGHTS:

         FIRST QUARTER 2005

              o Net sales from continuing operations increased six percent to a record $3.0 billion.

              o Income from continuing operations was $212 million or $.48 per common share.

              o The Company returned $545 million to shareholders through share repurchases and dividends.

              o The quarterly dividend was increased by 11 percent, from $.18 to $.20 per common share, marking the 47th consecutive year in which dividends have been increased.

              o The Board of Directors authorized the repurchase of up to an additional 50 million shares of common stock.

              o The Company had over $1 billion in cash and marketable securities at March 31, 2005.

         Taylor, Michigan (May 3, 2005) -- Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the quarter ended March 31, 2005 increased six percent to a first quarter record of $3.0 billion compared with $2.8 billion for the first quarter of 2004.

         Income from continuing operations for the first quarter of 2005 was $212 million or $.48 per common share compared with $241 million or $.52 per common share for the comparable period of 2004. Results for the first quarter of 2005 benefited from other income, principally net gains from the sale of financial investments, of $.06 per common share. In addition, first quarter 2005 results benefited from a reduction in the Company's tax rate of $.02 per common share, which offset currency translation losses of $.02 per common share. The first quarter of 2004 benefited from other income, principally net gains from the sale of financial investments, of $.07 per common share and income related to the Behr litigation of $.03 per common share.

         The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that were not core to the Company's long-term growth strategy. First quarter 2004 results included an after-tax charge of $.16 per common share to reflect those businesses expected to be divested at a loss. During the first quarter of 2005, the Company completed the disposition process with the additional sale of two of these businesses realizing an after-tax net gain of $.04 per common share. Including the results related to the European businesses disposed, which have been treated as discontinued operations, net income for the first quarter of 2005 increased to $231 million compared with $168 million for the 2004 first quarter; earnings increased to $.52 per common share for the first quarter of 2005 compared with $.36 per common share for the 2004 first quarter.

         The Company's 2005 first quarter results, seasonally the lowest of the year, were adversely affected by lower-than-expected consumer spending impacting certain of its products sold through retail markets, product mix, as well as recent increases in commodity, energy, and freight costs, much of which have not yet been recovered due to the lag in implementing selling price increases to customers. The Company expects these conditions to continue at least through the second quarter of 2005.

         If higher energy costs and recent trends indicating lower consumer confidence and the related slowing in sales of certain retail products continue, the Company believes that full-year results may be nearer to the low end of its previously provided earnings guidance range for continuing operations of $2.40 to $2.50 per common share.

         Based on current business trends, the Company anticipates that second quarter 2005 earnings from continuing operations will be in a range of $.58 to $.62 per common share compared with second quarter 2004 earnings of $.65 per common share (which included $.04 per common share of previously disclosed other income, principally net gains from the sale of financial investments).

         Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.


         A conference call regarding items contained in this release is scheduled for Tuesday, May 3, 2005 at 1:00 p.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (719) 457-2681 (confirmation #3166416). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of all non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #3166416) approximately two hours after the end of the call and will continue through May 10, 2005.



         Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.








         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.




                                     # # # #

                                MASCO CORPORATION
          CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE MONTHS ENDED
                               3/31/05 AND 3/31/04

                                                                                             (in millions, except per share data)

                                                                                                      Three Months Ended
                                                                                                          March 31,
                                                                                           ----------------------------------------
                                                                                                2005                     2004
                                                                                           ---------------          ---------------
Net Sales                                                                                  $         2,969          $         2,806

Cost of Sales                                                                                        2,128                    1,955
                                                                                           ---------------          ---------------

Gross Profit                                                                                           841                      851

Selling, General and Administrative Expenses                                                           500                      485

(Income) Regarding Litigation Settlement                                                                (2)                     (21)
                                                                                           ---------------          ---------------

Operating Profit                                                                                       343                      387

Other Income (Expense), Net                                                                            (22)                      (1)
                                                                                           ---------------          ---------------

Income from Continuing Operations before Income
Taxes and Minority Interest                                                                            321                      386

Income Taxes                                                                                           104                      140
                                                                                           ---------------          ---------------

Income from Continuing Operations before
Minority Interest                                                                                      217                      246

Minority Interest                                                                                        5                        5
                                                                                           ---------------          ---------------

Income from Continuing Operations                                                                      212                      241

Income (Loss) from Discontinued Operations, Net of Income Taxes                                         19                      (73)
                                                                                           ---------------          ---------------

Net Income                                                                                 $           231          $           168
                                                                                           ===============          ===============


Earnings per Common Share (Diluted):

Income from Continuing Operations                                                          $          0.48          $          0.52

Income (Loss) from Discontinued Operations, Net of Income Taxes                                       0.04                    (0.16)
                                                                                           ---------------          ---------------

Net Income                                                                                 $          0.52          $          0.36
                                                                                           ===============          ===============

Average Diluted Common Shares Outstanding                                                              443                      468
                                                                                           ===============          ===============

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has accounted for the 2004 dispositions of Jung Pumpen, The Alvic Group, Alma Kuchen, E. Missel and SKS Group, and the 2005 dispositions of Gebhardt Consolidated and the GMU Group as discontinued operations.

FIRST QUARTER 2005

o Net sales from continuing operations increased six percent with North American sales increasing six percent and International sales increasing five percent. In local currencies, International sales increased one percent compared with the first quarter of 2004. Quarterly comparisons are challenging since net sales from continuing operations increased a strong 19 percent in the first quarter of 2004 compared with 2003.

o Sales in the new construction market of installed products, assembled cabinets, and windows were particularly strong in the quarter.

o Retail sales of paints and stains, faucets and cabinets were lower-than-expected.

o Key retailer sales from continuing operations decreased two percent in the 2005 first quarter compared with a strong 20 percent increase in the first quarter of 2004 compared with 2003.

o Sales by segment in the 2005 first quarter versus the 2004 first quarter were:

          o    Cabinets and Related Products sales increased eight percent;

          o    Plumbing Products sales increased three percent;

          o    Installation and Other Services sales increased ten percent;

          o    Decorative Architectural Products sales were flat; and

          o    Other Specialty Products sales increased seven percent.


o Income from continuing operations was $212 million compared with $241 million for the first quarter of 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2005 (CONTINUED)

o Earnings from continuing operations were $.48 per common share compared with the Company's guidance of $.44 to $.47 per common share and compared with $.52 per common share for the 2004 first quarter.

o Results for the first quarter of 2005 benefited from other income of $.06 per common share, principally net gains from the sale of financial investments and tax benefits of $.02 per common share related to the adjustment of estimated tax accruals, principally for actual tax results of International operations, which offset realized currency translation losses of $.02 per common share. The first quarter of 2004 benefited from other income, principally net gains from the sale of financial investments, of $.07 per common share and income related to the Behr litigation of $.03 per common share.

o The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that were not core to the Company's long-term growth strategy. First quarter 2004 results included an after-tax charge of $.16 per common share to reflect those businesses expected to be divested at a loss. During the first quarter of 2005, the Company completed the disposition process with the additional sale of two of these businesses, Gebhardt Consolidated and the GMU Group, realizing an after-tax net gain of $.04 per common share. Including the results of the European businesses disposed, which have been treated as discontinued operations, net income for the first quarter of 2005 increased to $231 million compared with $168 million for the 2004 first quarter; earnings for the first quarter of 2005 increased to $.52 per common share compared with $.36 per common share for the 2004 first quarter. Total net proceeds for the dispositions completed in 2004 and 2005 aggregated $282 million.

o First quarter 2005 results were adversely affected by lower-than-expected consumer spending impacting certain of the Company's products sold through retail markets, product mix, as well as recent increases in commodity, energy, and freight costs, much of which have not yet been recovered due to the lag in implementing selling price increases to customers.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2005 (CONTINUED)

o    Gross margins were 28.3 percent in the 2005 first quarter compared with
     30.3 percent in the first quarter of 2004. Operating profit margins, as reported, were 11.6 percent in the first quarter of 2005 compared with 13.8 percent in the first quarter of 2004. Excluding the income regarding the litigation settlement of $2 million and $21 million in 2005 and 2004, respectively, operating profit margins were 11.5 percent in the first quarter of 2005 compared with 13.0 percent in the first quarter of 2004. Operating profit margins in the first quarter of 2005 were adversely impacted by increases in certain operating expenses, including increased commodity, energy, and freight costs, as well as lower-than-expected sales volume to the retail markets.

o SG&A expenses as a percent of sales, including general corporate expense, were 16.8 percent in the first quarter 2005 compared with 17.3 percent in the 2004 first quarter.

o General corporate expense was 1.5 percent of sales in the first quarter of 2005 compared with 1.3 percent in the comparable period of 2004.

o Inventory days were 50 days at March 31, 2005 compared with 49 days at March 31, 2004.

o Accounts receivable days at the end of the first quarter were 51 days compared with 53 days a year ago.

o Accounts payable days at the end of the first quarter improved to 37 days from 36 days a year ago, as the Company continues to negotiate more favorable supplier terms.

o Working capital at March 31, 2005 (defined as accounts receivable and inventories less accounts payable) improved to 18.0 percent of the last twelve months' sales from 18.5 percent a year earlier.

o The Company's tax rate was 32.4 percent for the first quarter of 2005 compared with 36.3 percent for the comparable period of the prior year. The decrease in the tax rate was due to the adjustment of estimated tax accruals principally for actual tax results of International operations. The Company estimates that its effective tax rate for the full-year 2005 should approximate 35 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2005 (CONCLUDED)

o At the end of the quarter, the Company had a strong balance sheet with over $1 billion in cash and marketable securities and $2 billion in unused bank lines.

o In the first quarter of 2005, the Company generated approximately $69 million of cash from the net sale of financial investments and $63 million of net cash from the disposition of two European businesses.

o Debt as a percent of total capitalization was 46 percent at March 31, 2005 compared with 47 percent at March 31, 2004.

o For the twelve months ended March 31, 2005 and March 31, 2004, return on invested capital (as reported) was 11.6 percent and 11.5 percent, respectively. For the twelve months ended March 31, 2005 and March 31, 2004, return on invested capital (as reconciled) was 12.7 percent and 11.6 percent, respectively. The Company continues to believe that it will achieve its 15 percent return on invested capital goal by the end of 2006 and 18 percent by 2010.

o During the quarter, the Company repurchased approximately 13 million common shares. The Board of Directors authorized the repurchase of up to an additional 50 million shares of common stock, replacing the Company's previous authorization. The Company had approximately 47 million common shares remaining under the new repurchase authorization at March 31, 2005.

o The Company's diluted common shares for purposes of calculating earnings per common share were 443 million for the first quarter of 2005 compared with 468 million for the first quarter of 2004.

o During the quarter, the Board of Directors increased the quarterly dividend by 11 percent, from $.18 to $.20 per common share, marking the 47th consecutive year in which dividends have been increased.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK

o If higher energy costs and recent trends indicating lower consumer confidence and the related slowing in sales of certain retail products continue, the Company believes that full-year results may be nearer to the low end of its previously provided earnings guidance range for continuing operations of $2.40 to $2.50 per common share.

o The Company's guidance is based on housing starts approximating 2004 levels, no additional share repurchases beyond the 13 million common shares repurchased in the first quarter of 2005, modest margin improvement in the second half of 2005, reflecting selling price increases offsetting rising commodity costs, and anticipated income from financial investments. The guidance also assumes no further significant commodity cost increases.


o Based on current business trends, the Company anticipates that second quarter 2005 earnings from continuing operations will be in a range of $.58 to $.62 per common share compared with second quarter 2004 earnings of $.65 per common share which included $.04 per common share of previously disclosed other income, principally net gains from the sale of financial investments.

o The higher commodity costs experienced late in 2004 are continuing in 2005 and are having an adverse impact on first half results. The Company is continuing to implement additional price increases for a number of its products and believes that by the second half of 2005 most of these commodity cost increases should be largely offset.

o The Company expects to return a minimum of $1 billion annually to shareholders, on average, over the next several years through share repurchases and dividends as part of its ongoing commitment to value creation. In 2004 and 2003, the Company returned $2.3 billion, in aggregate, to shareholders through share repurchases and dividends. In the first quarter of 2005, the Company returned $545 million to shareholders through share repurchases and dividends.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK (CONCLUDED)

o Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at April 1, 2005 are 437 million. This excludes the impact of any second quarter repurchases of common stock.














         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.



                                      ###

                      MASCO CORPORATION - 1ST QUARTER 2005

Page
----
  1        Condensed Statements of Income - 2005 & 2004 Quarters

  2        Notes to Condensed Statements of Income - 2005 & 2004 Quarters

  3        Sales by Segment and Geographic Area - Three Months Ended March 31, 2005 & 2004

  4        2005 Quarterly Segment Data

  5        2004 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  6        2004 Quarterly Segment Data - Including Goodwill Impairment Charge

  7        Other Income (Expense), Net - 2005 & 2004 Quarters

  8        Consolidated Statements of Income - Three Months Ended March 31, 2005 & 2004

  9        Consolidated Balance Sheets

           GAAP Reconciliations:

 10          Sales Growth Excluding Effect of Acquisitions & Currency Translation

 11          Operating Profit and Margins

 12          Operating Profit and Shareholders' Equity

 13        Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                            2005 & 2004 - BY QUARTER
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                    2005
                                                          ---------------------------------------------------------
                                                          YEAR         QTR. 4       QTR. 3      QTR. 2       QTR. 1
                                                          ----         ------       ------      ------       ------
Net Sales:
  - North America                                                                                           $  2,405
  - International                                                                                                564
                                                         --------     --------     --------    --------     --------
  - Consolidated                                                                                               2,969

Cost of Sales                                                                                                  2,128
                                                         --------     --------     --------    --------     --------
Gross Profit                                                                                                     841
    (Gross Margin)                                                                                              28.3%

S,G&A Expense (before GCE & (Gain) Loss on Sale of
  Corporate Fixed Assets)                                                                                        454
    (S,G&A Expense as a % of Sales)                                                                             15.3%
                                                         --------     --------     --------    --------     --------

Operating Profit (before GCE, (Gain) Loss on Sale of
  Corporate Fixed Assets & Goodwill Impairment Charge)                                                           387
    (Operating Margin)                                                                                          13.0%
  - North America                                                                                                326
    (Margin)                                                                                                    13.6%
  - International                                                                                                 61
    (Margin)                                                                                                    10.8%

General Corporate Expense (GCE)                                                                                   46

S,G&A Expense as a % of Sales (including GCE & (Gain)
  Loss on Sale of Corporate Fixed Assets)                                                                       16.8%

(Gain) Loss on Sale of Corporate Fixed Assets, Net                                                                 -

(Income) Regarding Litigation Settlement                                                                          (2)

Goodwill Impairment Charge                                                                                         -
                                                         --------     --------     --------    --------     --------
Operating Profit per F/S                                                                                    $    343
                                                         ========     ========     ========    ========     ========
Earnings per Common Share (Diluted):

  Income from Continuing Operations                                                                         $   0.48

  Income (Loss) from Discontinued Operations                                                                    0.04
                                                         --------     --------     --------    --------     --------
  Net Income                                                                                                $   0.52
                                                         ========     ========     ========    ========     ========

                                                                                   2004
                                                          ---------------------------------------------------------
                                                          YEAR         QTR. 4       QTR. 3      QTR. 2       QTR. 1
                                                          ----         ------       ------      ------       ------
Net Sales:
  - North America                                        $  9,879     $  2,450     $  2,627    $  2,531     $  2,271
  - International                                           2,195          584          546         530          535
                                                         --------     --------     --------    --------     --------
  - Consolidated                                           12,074        3,034        3,173       3,061        2,806

Cost of Sales                                               8,356        2,132        2,182       2,087        1,955
                                                         --------     --------     --------    --------     --------
Gross Profit                                                3,718          902          991         974          851
    (Gross Margin)                                           30.8%        29.7%        31.2%       31.8%        30.3%

S,G&A Expense (before GCE & (Gain) Loss on Sale of
  Corporate Fixed Assets)                                   1,824          459          449         460          456
    (S,G&A Expense as a % of Sales)                          15.1%        15.1%        14.2%       15.0%        16.3%
                                                         --------     --------     --------    --------     --------
Operating Profit (before GCE, (Gain) Loss on Sale of
  Corporate Fixed Assets & Goodwill Impairment Charge)      1,894          443          542         514          395
    (Operating Margin)                                       15.7%        14.6%        17.1%       16.8%        14.1%
  - North America                                           1,639          390          478         442          329
    (Margin)                                                 16.6%        15.9%        18.2%       17.5%        14.5%
  - International                                             255           53           64          72           66
    (Margin)                                                 11.6%         9.1%        11.7%       13.6%        12.3%

General Corporate Expense (GCE)                               194           60           53          45           36

S,G&A Expense as a % of Sales (including GCE & (Gain)
  Loss on Sale of Corporate Fixed Assets)                    16.7%        17.1%        15.8%       16.5%        17.3%

(Gain) Loss on Sale of Corporate Fixed Assets, Net             (7)           1            -          (1)          (7)

(Income) Regarding Litigation Settlement                      (30)           -           (2)         (7)         (21)

Goodwill Impairment Charge                                    168          168            -           -            -
                                                         --------     --------     --------    --------     --------
Operating Profit per F/S                                 $  1,569     $    214     $    491    $    477     $    387
                                                         ========     ========     ========    ========     ========
Earnings per Common Share (Diluted):

  Income from Continuing Operations                      $   2.04     $   0.23     $   0.64    $   0.65     $   0.52

  Income (Loss) from Discontinued Operations                (0.08)           -         0.16       (0.07)       (0.16)
                                                         --------     --------     --------    --------     --------
  Net Income                                             $   1.96     $   0.23     $   0.80    $   0.58     $   0.36
                                                         ========     ========     ========    ========     ========

PLEASE SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                            2005 & 2004 - BY QUARTER

NOTES:

- Operating results exclude 2004 planned dispositions as well as operations which were sold in 2005 and 2004, all of which were treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Income from discontinued operations in the first quarter of 2005 includes an $11 million pre-tax gain, net ($.04 per common share, after tax) from the sale of two businesses.

- Operating results for the fourth quarter of 2004 reflect a non-cash, pre-tax charge for goodwill impairment of $168 million ($141 million or $.31 per common share, after tax).

- Income from discontinued operations in the third quarter of 2004 includes a $108 million pre-tax gain, net ($93 million or $.21 per common share, after tax) from the sale of two businesses.

- Income (loss) from discontinued operations in the first, second and third quarters of 2004 includes pre-tax charges of $64 million ($76 million or $.16 per common share, after tax), $44 million ($44 million or $.10 per common share, after tax) and $31 million ($31 million or $.07 per common share, after tax), respectively.

- Per common share amounts for the four quarters of 2004 do not total to the per common share amount for the year due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                    THREE MONTHS ENDED MARCH 31, 2005 & 2004
                              (DOLLARS IN MILLIONS)


                                      Three Months Ended
                                          March 31,           1st Qtr '05
                                      ------------------          vs.
                                       2005       2004        1st Qtr '04
                                      ------     -------      -----------
Cabinets & Related Products           $  838     $  779         +    8%

Plumbing Products                        760        739         +    3%

Installation & Other Services            693        630         +   10%

Decorative Architectural Products        371        370         +    -

Other Specialty Products                 307        288         +    7%
                                      ------     ------
    Total                             $2,969     $2,806         +    6%
                                      ======     ======

North America                         $2,405     $2,271         +    6%

International, principally Europe        564        535         +    5%
                                      ------     ------
    Total, as above                   $2,969     $2,806         +    6%
                                      ======     ======

NOTES:

-     Data excludes discontinued operations.

- Excluding acquisitions, consolidated net sales increased six percent, North American net sales increased six percent and International net sales increased five percent (please see page 10 for the GAAP reconciliation).

- International sales in local currencies increased one percent compared with the first quarter of 2004 (please see page 10 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                              (DOLLARS IN MILLIONS)

                                                       Year       Qtr. 4     Qtr. 3     Qtr. 2      Qtr. 1
                                                       ----       ------     ------     ------      ------
Net Sales:
  - Cabinets and Related Products                                                                  $   838
  - Plumbing Products                                                                                  760
  - Installation and Other Services                                                                    693
  - Decorative Architectural Products                                                                  371
  - Other Specialty Products                                                                           307
                                                      -------    -------    -------    -------     -------
  - TOTAL                                                                                            2,969
                                                      =======    =======    =======    =======     =======

  - North America                                                                                    2,405
  - International, principally Europe                                                                  564
                                                      -------    -------    -------    -------     -------
  - TOTAL, AS ABOVE                                                                                  2,969
                                                      =======    =======    =======    =======     =======

Operating Profit:
  - Cabinets and Related Products                                                                      124
  - Plumbing Products                                                                                   79
  - Installation and Other Services                                                                     80
  - Decorative Architectural Products                                                                   59
  - Other Specialty Products                                                                            45
                                                      -------    -------    -------    -------     -------
  - TOTAL                                                                                              387
                                                      =======    =======    =======    =======     =======

  - North America                                                                                      326
  - International, principally Europe                                                                   61
                                                      -------    -------    -------    -------     -------
  - TOTAL, AS ABOVE                                                                                    387
                                                      =======    =======    =======    =======     =======

General Corporate Expense (GCE)                                                                         46

(Gain) Loss on Sale of Corporate Fixed Assets, Net                                                       -

(Income) Regarding Litigation Settlement                                                                (2)
                                                      -------    -------    -------    -------     -------
Operating Profit (after GCE and Adjustments)                                                           343

Other Income (Expense), Net                                                                            (22)

                                                      -------    -------    -------    -------     -------
Income from Continuing Operations Before
  Income Taxes and Minority Interest                                                               $   321
                                                      =======    =======    =======    =======     =======

Margins:
  - Cabinets and Related Products                                                                     14.8%
  - Plumbing Products                                                                                 10.4%
  - Installation and Other Services                                                                   11.5%
  - Decorative Architectural Products                                                                 15.9%
  - Other Specialty Products                                                                          14.7%
  - TOTAL                                                                                             13.0%

  - North America                                                                                     13.6%
  - International, principally Europe                                                                 10.8%
  - TOTAL, AS ABOVE                                                                                   13.0%

NOTES:

-     Data excludes discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                         Year          Qtr. 4         Qtr. 3         Qtr. 2         Qtr. 1
                                                         ----          ------         ------         ------         ------
Net Sales:
  - Cabinets and Related Products                      $  3,289       $    857       $    856       $    797       $    779
  - Plumbing Products                                     3,057            758            775            785            739
  - Installation and Other Services                       2,771            718            737            686            630
  - Decorative Architectural Products                     1,610            356            433            451            370
  - Other Specialty Products                              1,347            345            372            342            288
                                                       --------       --------       --------       --------       --------
  - TOTAL                                                12,074          3,034          3,173          3,061          2,806
                                                       ========       ========       ========       ========       ========

  - North America                                         9,879          2,450          2,627          2,531          2,271
  - International, principally Europe                     2,195            584            546            530            535
                                                       --------       --------       --------       --------       --------
  - TOTAL, AS ABOVE                                      12,074          3,034          3,173          3,061          2,806
                                                       ========       ========       ========       ========       ========

Operating Profit:
  - Cabinets and Related Products                           552            156            150            137            109
  - Plumbing Products                                       395             81            101            117             96
  - Installation and Other Services                         358             86            103             88             81
  - Decorative Architectural Products                       331             64            102            101             64
  - Other Specialty Products                                258             56             86             71             45
                                                       --------       --------       --------       --------       --------
  - TOTAL                                                 1,894            443            542            514            395
                                                       ========       ========       ========       ========       ========

  - North America                                         1,639            390            478            442            329
  - International, principally Europe                       255             53             64             72             66
                                                       --------       --------       --------       --------       --------
  - TOTAL, AS ABOVE                                       1,894            443            542            514            395
                                                       ========       ========       ========       ========       ========

General Corporate Expense (GCE)                             194             60             53             45             36

(Gain) Loss on Sale of Corporate Fixed Assets, Net           (7)             1              -             (1)            (7)

(Income) Regarding Litigation Settlement                    (30)             -             (2)            (7)           (21)
                                                       --------       --------       --------       --------       --------
Operating Profit (after GCE and Adjustments)              1,737            382            491            477            387

Other Income (Expense), Net                                 (51)            (8)           (31)           (11)            (1)
                                                       --------       --------       --------       --------       --------
Income from Continuing Operations Before
  Income Taxes and Minority Interest                   $  1,686       $    374       $    460       $    466       $    386
                                                       ========       ========       ========       ========       ========

Margins:
  - Cabinets and Related Products                          16.8%          18.2%          17.5%          17.2%          14.0%
  - Plumbing Products                                      12.9%          10.7%          13.0%          14.9%          13.0%
  - Installation and Other Services                        12.9%          12.0%          14.0%          12.8%          12.9%
  - Decorative Architectural Products                      20.6%          18.0%          23.6%          22.4%          17.3%
  - Other Specialty Products                               19.2%          16.2%          23.1%          20.8%          15.6%
  - TOTAL                                                  15.7%          14.6%          17.1%          16.8%          14.1%

  - North America                                          16.6%          15.9%          18.2%          17.5%          14.5%
  - International, principally Europe                      11.6%           9.1%          11.7%          13.6%          12.3%
  - TOTAL, AS ABOVE                                        15.7%          14.6%          17.1%          16.8%          14.1%

NOTES:

-     Data excludes discontinued operations.

- Operating results for the fourth quarter of 2004 exclude a non-cash, pre-tax charge for goodwill impairment of $168 million. The charge related to certain of the Company's European business units and was allocated among the Cabinets and Related Products segment ($56 million); Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                      Year      Qtr. 4    Qtr. 3    Qtr. 2    Qtr. 1
                                                    ---------  --------  --------  --------  --------
Net Sales:
   - Cabinets and Related Products                  $   3,289  $    857  $    856  $    797  $    779
   - Plumbing Products                                  3,057       758       775       785       739
   - Installation and Other Services                    2,771       718       737       686       630
   - Decorative Architectural Products                  1,610       356       433       451       370
   - Other Specialty Products                           1,347       345       372       342       288
                                                    ---------  --------  --------  --------  --------
   - TOTAL                                             12,074     3,034     3,173     3,061     2,806
                                                    =========  ========  ========  ========  ========

   - North America                                      9,879     2,450     2,627     2,531     2,271
   - International, principally Europe                  2,195       584       546       530       535
                                                    ---------  --------  --------  --------  --------
   - TOTAL, AS ABOVE                                   12,074     3,034     3,173     3,061     2,806
                                                    =========  ========  ========  ========  ========

Operating Profit:
   - Cabinets and Related Products                        496       100       150       137       109
   - Plumbing Products                                    370        56       101       117        96
   - Installation and Other Services                      358        86       103        88        81
   - Decorative Architectural Products                    269         2       102       101        64
   - Other Specialty Products                             233        31        86        71        45
                                                    ---------  --------  --------  --------  --------
   - TOTAL                                              1,726       275       542       514       395
                                                    =========  ========  ========  ========  ========

   - North America                                      1,639       390       478       442       329
   - International, principally Europe                     87      (115)       64        72        66
                                                    ---------  --------  --------  --------  --------
   - TOTAL, AS ABOVE                                    1,726       275       542       514       395
                                                    =========  ========  ========  ========  ========

General Corporate Expense (GCE)                           194        60        53        45        36

(Gain) Loss on Sale of Corporate Fixed Assets, Net         (7)        1         -        (1)       (7)

(Income) Regarding Litigation Settlement                  (30)        -        (2)       (7)      (21)

                                                    ---------  --------  --------  --------  --------
Operating Profit (after GCE and Adjustments)            1,569       214       491       477       387

Other Income (Expense), Net                               (51)       (8)      (31)      (11)       (1)
                                                    ---------  --------  --------  --------  --------
Income from Continuing Operations Before
   Income Taxes and Minority Interest               $   1,518  $    206  $    460  $    466  $    386
                                                    =========  ========  ========  ========  ========
Margins:
   - Cabinets and Related Products                       15.1%     11.7%     17.5%     17.2%     14.0%
   - Plumbing Products                                   12.1%      7.4%     13.0%     14.9%     13.0%
   - Installation and Other Services                     12.9%     12.0%     14.0%     12.8%     12.9%
   - Decorative Architectural Products                   16.7%      0.6%     23.6%     22.4%     17.3%
   - Other Specialty Products                            17.3%      9.0%     23.1%     20.8%     15.6%
   - TOTAL                                               14.3%      9.1%     17.1%     16.8%     14.1%

   - North America                                       16.6%     15.9%     18.2%     17.5%     14.5%
   - International, principally Europe                    4.0%    -19.7%     11.7%     13.6%     12.3%
   - TOTAL, AS ABOVE                                     14.3%      9.1%     17.1%     16.8%     14.1%

NOTES:

- Data excludes discontinued operations.

- Operating results for the fourth quarter of 2004 include a non-cash, pre-tax charge for goodwill impairment of $168 million. The charge related to certain of the Company's European business units and was allocated among the Cabinets and Related Products segment ($56 million); Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and
  (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                            2005 & 2004 - BY QUARTER
                                  (IN MILLIONS)

                                                      2005                              2004
                                       ---------------------------------    ----------------------------------
                                       Year Qtr. 4  Qtr. 3 Qtr. 2 Qtr. 1     Year  Qtr. 4 Qtr. 3 Qtr. 2 Qtr. 1
                                       ---- ------ ------- ------ ------    ------ ------ ------ ------ ------
Interest Expense                                                  $  (59)   $ (217)$  (57)$  (55)$  (52)$  (53)

Income from Cash and Cash Investments                                  6        11      5      3      1      2

Other Interest Income                                                  1         6      1      2      1      2

Realized Gains from the Sale of
  Financial Investments, Net                                          41        92     40      9     14     29

Dividend Income                                                        4        27      5      8      7      7

Impairment Charge for Investments                                      -       (21)   (21)     -      -      -

Other, Net                                                           (15)       51     19      2     18     12

                                       ---- ------ ------- ------ ------    ------ ------ ------ ------ ------
Total Other Income (Expense), Net                                 $  (22)   $  (51)$   (8)$  (31)$  (11)$   (1)
                                       ==== ====== ======= ====== ======    ====== ====== ====== ====== ======

NOTES:

- Data excludes discontinued operations.

- Other, net for the first quarter of 2005 principally includes $13 million of currency translation losses; the first quarter of 2004 includes $6 million of realized currency translation gains.

- The impairment charge recognized in the fourth quarter of 2004 relates to the Company's investment in Furniture Brands International common stock.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR THE THREE MONTHS ENDED MARCH 31, 2005 & 2004
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                    Three
                                                                                 Months Ended      As a Percent of Sales
                                                                                   March 31,      3 Months Ended March 31,
                                                                         %     -----------------  ------------------------
Line                                                                   Change   2005      2004       2005         2004
---------------------------------------------------------------------  ------  -------  --------  -----------  -----------
 1  Net Sales                                                              6%  $ 2,969  $  2,806    100.0%       100.0%

 2  Cost of Sales                                                          9%    2,128     1,955     71.7%        69.7%

                                                                               -------  --------     ----         ----
 3  Gross Profit                                                          -1%      841       851     28.3%        30.3%
                                                                               -------  --------     ----         ----
    Operating Profit:

 4  - Before GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets (3-8)                                        -2%      387       395     13.0%        14.1%

 5  - After GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets (3-9-10)                                    -11%      343       387     11.6%        13.8%

                                                                               -------  --------     ----         ----
    S,G&A Expense:

 6  - General Corporate Expense (GCE)                                     28%       46        36      1.5%         1.3%

 7  - (Gain) on Sale of Corporate Fixed Assets, Net                                  -        (7)     0.0%        -0.2%

 8  - All Other                                                            0%      454       456     15.3%        16.3%

                                                                               -------  --------     ----         ----
 9  - Total S,G&A Expense                                                  3%      500       485     16.8%        17.3%
                                                                               -------  --------     ----         ----

10  (Income) Regarding Litigation Settlement                                        (2)      (21)    -0.1%        -0.7%

11  Other Income (Expense), Net                                                    (22)       (1)    -0.7%         0.0%
                                                                               -------  --------     ----         ----

12  Income from Continuing Operations Before Income Taxes and
    Minority Interest (5+11)                                             -17%      321       386     10.8%        13.8%

13  Income Taxes                                                         -26%      104       140      3.5%         5.0%
    (Tax Rate)                                                                    32.4%     36.3%
                                                                               -------  --------     ----         ----

14  Income from Continuing Operations Before Minority Interest           -12%      217       246      7.3%         8.8%

15  Minority Interest                                                               (5)       (5)    -0.2%        -0.2%

                                                                               -------  --------      ---          ---
16  Income from Continuing Operations                                    -12%      212       241      7.1%         8.6%

17  Income (Loss) from Discontinued Operations, Net of Income Taxes                 19       (73)     0.6%        -2.6%

                                                                               -------  --------      ---          ---
18  Net Income                                                            38%  $   231  $    168      7.8%         6.0%
                                                                               =======  ========      ===          ===

    Earnings Per Common Share (Diluted):

      Income from Continuing Operations                                   -8%  $  0.48  $   0.52

      Income (Loss) from Discontinued Operations, Net of Income Taxes             0.04     (0.16)
                                                                               -------  --------
      Net Income                                                          45%  $  0.52  $   0.36
                                                                               =======  ========
      Average (Diluted) Common Shares                                     -5%      443       468

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                   March 31,    December 31,
                                                     2005          2004
                                                  -----------   ------------
ASSETS

Current Assets:

  Cash and Cash Investments                       $       940   $      1,256

  Accounts and Notes Receivable, Net                    1,902          1,732

  Inventories                                           1,191          1,132

  Prepaid Expenses and Other                              269            282

                                                  -----------   ------------
    Total Current Assets                                4,302          4,402

Property and Equipment, Net                             2,243          2,272

Goodwill                                                4,364          4,408

Other Intangible Assets, Net                              321            326

Assets Held for Sale                                        -            163

Other Assets                                              905            970
                                                  -----------   ------------
    Total Assets                                  $    12,135   $     12,541
                                                  ===========   ============

LIABILITIES

Current Liabilities:

  Notes Payable                                   $       882   $         80

  Accounts Payable                                        892            837

  Accrued Liabilities                                   1,202          1,230

                                                  -----------   ------------
    Total Current Liabilities                           2,976          2,147

Long-Term Debt                                          3,407          4,187

Liabilities Held for Sale                                   -             44

Deferred Income Taxes and Other                           744            740

                                                  -----------   ------------
    Total Liabilities                                   7,127          7,118

SHAREHOLDERS' EQUITY                                    5,008          5,423

                                                  -----------   ------------
    Total Liabilities and Shareholders' Equity    $    12,135   $     12,541
                                                  ===========   ============

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                         Three Months Ended March 31,
                                                         ----------------------------
                                                             2005            2004
                                                         ------------    ------------
Consolidated Net Sales, as reported                      $      2,969    $      2,806

   - Acquisitions                                                  (5)              -
                                                         ------------    ------------
Consolidated Net Sales (excl. acquisitions)              $      2,964    $      2,806
                                                         ============    ============

North American Net Sales, as reported                    $      2,405    $      2,271

   - Acquisitions                                                  (5)              -
                                                         ------------    ------------
North American Net Sales (excl. acquisitions)            $      2,400    $      2,271
                                                         ============    ============

International Net Sales, as reported                     $        564    $        535

   - Acquisitions                                                   -               -
                                                         ------------    ------------
International Net Sales (excl. acquisitions)                      564             535

   - Currency Translation                                         (23)              -
                                                         ------------    ------------
International Net Sales (excl. acquisitions & currency)  $        541    $        535
                                                         ============    ============

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                               THREE MONTHS ENDED MARCH 31,
                                           -------------------------------------
                                                   2005               2004
                                           -----------------    ----------------
                                              $       Margin       $      Margin
                                           --------   ------    -------   ------
Operating Profit, As Reported              $    343    11.6%    $   387    13.8%

(Income) Regarding Litigation Settlement         (2)                (21)
                                           --------             -------
Operating Profit, As Reconciled            $    341    11.5%    $   366    13.0%
                                           ========             =======

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                             TWELVE MONTHS ENDED
                                                  MARCH 31,
                                             -------------------
                                               2005       2004
                                             -------   ---------
Operating Profit from Continuing Operations  $ 1,525   $   1,570

Goodwill Impairment Charge                       168          53

European Charges                                   -          54

Accelerated Benefit (Income)                       -          (5)

(Income) Regarding Litigation Settlement         (11)        (80)
                                             -------   ---------
Operating Profit, As Reconciled              $ 1,682   $   1,592
                                             =======   =========

                                                       TWELVE MONTHS ENDED
                                                            MARCH 31,
                                                      ---------------------
                                                         2005        2004
                                                      ---------   ---------
Shareholders' Equity, As Reported                     $   5,008   $   5,127

Goodwill Impairment Charge (after tax)                      141          47

European Charges (after tax)                                  -          38

Accelerated Benefit (Income) (after tax)                      -          (3)

(Income) Regarding Litigation Settlement (after tax)         (7)        (50)
                                                      ---------   ---------
Shareholders' Equity, As Reconciled                   $   5,142   $   5,159
                                                      ==-======   =========

NOTES:

Data excludes discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided to explain the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months) divided by the total of average debt (net of average cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)

                                                                       Three Months Ended
                                                                           March 31,
                                                                      --------------------
                                                                         2005       2004
                                                                      ---------  ---------
Net Sales                                                             $      17  $      95
                                                                      =========  =========

Income from Discontinued Operations                                   $       3  $       6

Gain on Disposal of Discontinued Operations, Net                             11          -

Impairment of Assets Held for Sale                                            -        (64)
                                                                      ---------  ---------
Income (Loss) Before Income Taxes                                            14        (58)

Income Tax Benefit (Expense)                                                  5        (15)
                                                                      ---------  ---------
     Income (Loss) from Discontinued Operations, Net of Income Taxes  $      19  $     (73)
                                                                      =========  =========

NOTES:

The unusual relationship between income tax benefit and income before income taxes (including the gain on the disposition of businesses) in 2005 results, from the gain requiring no current tax expense and the reversal of deferred tax liabilities of the discontinued operations which are no longer expected to be incurred. The after-tax charge for the impairment of assets held for sale in the first quarter of 2004 was $76 million and includes $12 million for the expensing of deferred tax assets of the discontinued operations.

The information for discontinued operations is for the period prior to the respective dates of disposition.